UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2013

Landmark Apartment Trust of America, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4901 Dickens Road, Suite 101 Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 237-1335

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 8.01 regarding the issuance of limited partnership units (“OP Units”) of Landmark Apartment Trust of America Holdings, L.P. (the “Operating Partnership”), the operating partnership of Landmark Apartment Trust of America, Inc. (the “Company”), is hereby incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure

On August 22, 2013, the Company issued a press release announcing the acquisition of three multifamily properties. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01	Other Events

Acquisition of Landmark at Savoy Square Apartments

On August 16, 2013, the Company, through its Operating Partnership, acquired 100% of the membership interests in Landmark at Savoy Square, LLC, which owns as its sole asset a multifamily residential apartment project in Clearwater, Florida, known as Landmark at Savoy Square (the “Savoy Square Property”), in exchange for consideration consisting of cash, new mortgage indebtedness and 322,964 OP Units valued at $8.15 per unit (subject to prorations and adjustments). The Savoy Square Property is an apartment community located in Clearwater, Florida, comprised of approximately 196,707 rentable square feet containing 182 units. As of August 16, 2013, the Savoy Square Property was 93% occupied.

The new mortgage indebtedness obtained in connection with the acquisition of the Savoy Square Property is a fixed rate loan from Beech Street Capital, LLC. The loan matures on September 1, 2020 and has an interest rate equal to 4.44%.

Acquisition of Landmark at Ocean Breeze Apartments

On August 16, 2013, the Company, through its Operating Partnership, acquired 100% of the membership interests in Landmark at Ocean Breeze, LLC, which owns as its sole asset a multifamily residential apartment project in Melbourne, Florida, known as Landmark at Ocean Breeze (the “Ocean Breeze Property”), in exchange for aggregate consideration consisting of cash, new mortgage indebtedness and 370,590 OP Units valued at $8.15 per unit (subject to prorations and adjustments). The Ocean Breeze Property is an apartment community located in Melbourne, Florida, comprised of approximately 174,175 rentable square feet containing 224 units. As of August 16, 2013, the Savoy Square Property was 97% occupied.

The new mortgage indebtedness obtained in connection with the acquisition of the Ocean Breeze Property is a variable rate loan from Israel Discount Bank of New York. The loan matures on August 17, 2020 and has an interest rate equal to 220 basis points over LIBOR. The Company purchased an interest rate swap at closing which fixed the interest rate payable by the borrower at 4.577%.

As a result of the ownership interest they hold, directly or indirectly, in certain of the contributors of the properties, Messrs. Lubeck and Salkind, two of the Company’s directors, each have a financial interest in the acquisition of the properties and may be deemed an interested director with respect to such acquisitions. Messrs. Lubeck and Salkind disclosed the facts of their respective interest to the board of directors of the Company and the board, including a majority of the disinterested directors, approved the transactions.

Acquisition of Grand Arbor Reserve Apartments

On August 20, 2013, the Company, through its Operating Partnership, acquired 100% of the membership interests in Meredith Partners, LLC, which owns as its sole asset a multifamily residential apartment project in Raleigh, North Carolina, known as Grand Arbor Reserve (the “Grand Arbor Property”), in exchange for aggregate consideration consisting of new mortgage indebtedness and 715,987 OP Units valued at $8.15 per unit (subject to prorations and adjustments). The Grand Arbor Property is an apartment community located in Raleigh, North Carolina, comprised of approximately 313,910 rentable square feet containing 297 units. As of August 20, 2013, the Grand Arbor Property was 96% occupied.

The new mortgage indebtedness obtained in connection with the acquisition of the Grand Arbor Property is a fixed rate loan from Berkadia Commercial Mortgage, LLC. The loan matures on September 1, 2020 and has an interest rate equal to 4.22%.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Landmark Apartment Trust of America, Inc. press release announcing acquisition of three multifamily properties, dated August 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 22, 2013	Landmark Apartment Trust of America, Inc.

	By:	/s/ B. Mechelle Lafon
	Name:	B. Mechelle Lafon
	Title:	Assistant Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Landmark Apartment Trust of America, Inc. press release announcing acquisition of three multifamily properties, dated August 22, 2013.

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